SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

               SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

          NORTH COUNTRY FINANCIAL CORPORATION
   (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Date Filed:

          NORTH COUNTRY FINANCIAL CORPORATION

               3530 North Country Drive
            Traverse City, Michigan  49684

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               To Be Held April 18, 2000



     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of North Country Financial Corporation
(the "Corporation"), a Michigan corporation, will be held on April 18, 2000, at 6:00 p.m. at the Grand
Traverse Resort and Spa, 100 Grand Traverse Village
Boulevard, Acme, Michigan 49610, for the following purposes:

     1. To elect four (4) directors, each to hold office for a three-year term.

     2.   To approve the Corporation's 2000 Stock
          Incentive Plan.

     3.   To transact such other business as may
          properly come before the meeting or any
          adjournment thereof.

     The board of directors has fixed February 25, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                                   By order of the Board of Directors



                                   Ronald G. Ford
                                   Chairman and Chief Executive Officer


     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.



Dated:  March 8, 2000

          NORTH COUNTRY FINANCIAL CORPORATION
               3530 North Country Drive
            Traverse City, Michigan  49684

                    PROXY STATEMENT

     This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the board of directors of North Country
Financial Corporation (the "Corporation"), a Michigan corporation, to be voted at the annual meeting of shareholders of the Corporation to be held on Tuesday, April 18, 2000, at 6:00 p.m., at the Grand Traverse
Resort and Spa, 100 Grand Traverse Village Boulevard,
Acme, Michigan 49610, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice and in this proxy statement.

     This proxy statement has been mailed on or about
March 8, 2000, to all holders of record of common stock of the Corporation as of the record date. The board of directors of the Corporation has fixed the close of business on February 25, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.
As of February 25, 2000, 6,995,070 shares of common stock were outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting.

     If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement and for the other proposal set forth in this proxy statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

     Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the four individuals who receive the largest number of votes cast at the meeting will be elected as directors. The other proposal will be approved if it receives a majority of the vote cast. Shares not voted at the meeting, whether by broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting. An abstention will be treated as a vote cast. An abstention will have no effect on the voting for directors but will have the effect of a vote against the other proposal.

                 ELECTION OF DIRECTORS

     The bylaws of the Corporation provide for a board of directors consisting of a minimum of five (5) and a maximum of fifteen (15) members. The restated articles of incorporation of the Corporation and the bylaws also provide for the division of the board of directors into three (3) classes of nearly equal size with staggered three-year terms of office. Four persons have been nominated for election to the board, each to serve a three-year term expiring at the 2003 annual meeting of shareholders.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named below. In the event any of such nominees shall become unavailable, which is not anticipated, the board of directors in its discretion may reduce the number of directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The board of directors recommends a vote FOR the election of all the persons nominated by the board.

     The following information has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than five years.


 Nominees for Election as Directors for Terms Expiring in 2003

                                                            Director of
                                                  Age    Corporation Since

Paul W. Arsenault                                  43         1999
  President, Concepts Consulting, Inc.
  (financial consultant)
Bernard A. Bouschor                                51         1996
  Tribal Chairman, Sault Ste.
  Marie Tribe of Chippewa Indians
C. Ronald Dufina                                   55         1992
  Owner, Balsam Shop, Inc., Ramas, Inc.,
  HRD, Inc., Island Leasing, Inc., and
  Mackinac Island Hospitality, Inc.
  (companies involved in tourism)
Wesley W. Hoffman                                  44         1999
  Attorney, Wesley W. Hoffman & Associates, P.C.

               Directors Whose Terms Expire in 2002

Michael C. Henricksen                              57         1988
  Co-Owner, Satellite Services, Inc.
  (service company)
John P. Miller                                     61         1976
  Retired, Peoples Store Co., Inc.
  (retail clothing)
Ronald G. Ford                                     52         1987
  Chairman and Chief Executive Officer of
  the Corporation

               Directors Whose Terms Expire in 2001

Stanley J. Gerou II                                51         1989
  President, Gerou Excavating, Inc.
Thomas G. King.                                    47         1987
  President, Top of Lake Investment Company
John Lindroth                                      44         1987
  President, Superior State Agency, Inc.
  (insurance agency)
Sherry L. Littlejohn                               40         1998
  President and Chief Operating Officer of the Corporation

     The board of directors has an audit committee comprised of John Lindroth (chairman), Paul Arsenault,
John Miller and C. Ronald Dufina. Six meetings of the committee were held during 1999. The committee's primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls that management and the board have established and the audit process. The primary responsibilities of the audit committee are to:

     * provide assistance to the board in fulfilling its statutory and fiduciary responsibilities for examinations of the Corporation and its subsidiaries.

     * monitor accounting and financial reporting policies.

     * determine that there are adequate administrative, operating and internal accounting controls and that the Corporation is operating in accordance with prescribed procedures and codes of conduct.

     * serve as an independent and objective party in review of financial information as presented by management for distribution to shareholders of the Corporation and the public.

     The compensation committee is comprised of Wesley
Hoffman (chairman), Stanley Gerou, Thomas King and
Michael Henricksen. Four meetings of this committee were held in 1999. This committee is responsible for recommending annually to the board the salary of the Chairman and CEO. This committee additionally reviews with management the annual projected salary ranges and recommends those for board approval. This committee also annually reviews the written personnel policy and audits the employee benefit package annually.

     The nominating committee of the board, comprised of Stanley Gerou (chairman), Bernard Bouschor and John
Lindroth, held two meetings during the year.

     The board also has an executive committee comprised of Ronald G. Ford (chairman), Michael C.
Henricksen, Thomas G. King, Sherry L. Littlejohn, John
Lindroth and John Miller. This committee handles strategic planning for the Corporation and its subsidiaries.

     The board of directors held a total of six meetings during 1999. No director attended less than 75 percent of the aggregate number of meetings of the board and the committees on which he served, other than Mr. Bouschor. There are no family relationships between or among any of the directors, nominees, or executive officers of the Corporation.

Remuneration of Directors

     The directors of the Corporation each receive a fee of $500 for attendance at meetings of the board, except for the Chairman who receives $1,000 per meeting. The directors of the Corporation also serve on the board of directors of North Country Bank and Trust ("Bank"), for which they are paid an annual fee of $1,200 and a fee of $1,000 per meeting (except for Mr. Ronald G. Ford, the Bank board chairman, who receives $1,400 per meeting) for attendance at Bank board meetings.

     The Corporation has established a deferred compensation plan for its directors pursuant to which each director who participates in the plan may elect to have his or her director fees credited quarterly to either (a) a current stock purchase account, (b) a deferred cash investment account, or (c) a deferred stock account. Fees credited to a current stock purchase account are converted to shares of the Corporation's common stock at market value on the credit date and distributed to the director in lieu of cash payment of fees. Fees credited to a deferred cash investment account are deferred for tax purposes and are credited quarterly with an appreciation factor that may not exceed the prime rate of interest charged by the Bank. Fees credited to a deferred stock account are also deferred for tax purposes. At the credit date, the fees are converted into "Corporation stock units" determined by dividing the amount of the fees credited for the quarter by the fair market value of a share of the Corporation's common stock on the credit date. Upon termination of a director's service with the Corporation, the amount credited to his or her deferred cash investment account or deferred stock account is paid out in a lump sum, or if termination occurs because of retirement, the distribution may be spread over 5 to 10 years.

     The Corporation's 1997 Directors' Stock Option
Plan provides for the grant of options to eligible directors (i.e., nonemployee directors of the Bank) each year following each annual meeting beginning in 1998 based on the Bank's return on equity ("ROE") for the prior year ranging from no shares if the ROE was less than 13% to 1,200 shares if the Bank's ROE was greater than 15%. The term of each option is ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant. Based on the earnings of the Bank for 1998, each of the nonemployee directors of the Corporation was granted an option on April 20, 1999, to purchase 1,200 shares of common stock at an exercise price of $20.00 per share. Based on the earnings of the Bank for 1999, each of the nonemployee directors will, on April 19, 2000, be granted an option to purchase 1,200 shares of common stock.

         APPROVAL OF 2000 STOCK INCENTIVE PLAN

     The complete text of the 2000 Stock Incentive Plan is set forth in Appendix A. The following summary of the material features of the 2000 Stock Incentive Plan is qualified in its entirety by reference to Appendix
A.

     The Board of Directors approved the 2000 Stock
Incentive Plan on February 16, 2000, subject to approval by the Corporation's shareholders. The purpose of the plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Corporation's operations and reward them for making major contributions to the success of the Corporation. The aggregate number of shares of common stock subject to the plan is 500,000, all of which may be granted as incentive stock options. In addition, no one person may receive options over more than 50,000 shares of common stock in any one calendar year.

     The plan permits the Corporation to grant nonqualified stock options and incentive stock options
("ISOs"), as defined in Sections 422 of the Internal
Revenue Code of 1986, as amended. No options may be granted under the plan after February 15, 2010.

     The compensation committee administers the Plan.
The compensation committee has full and exclusive power to interpret the plan and to adopt rules, regulations and guidelines for carrying out the plan as it may deem necessary or proper.

     Under the plan, current and prospective employees and non-employee directors who provide services to the Corporation and its subsidiaries and partnerships and other business ventures in which the Corporation has a significant equity interest are eligible to participate if they hold, or will hold, positions of responsibility and if their performance can have a significant effect on the success of the Corporation. As of February 1, 2000, approximately 60 individuals are eligible to participate in the plan. It is impossible for the Corporation now to determine the grants that will be made under this new plan. The following table provides information on options that have been granted to named executive officers, to all current executive officers as a group, all non-executive directors as a group and all other employees during 1999 pursuant to the Corporation's existing stock option plans.

                NEW PLAN BENEFITS TABLE


                                                   Number of Seucurites
          Name                                  Underlying Options Granted

     Ronald G. Ford                                       40,000
     Sherry L. Littlejohn                                 40,000
     All current executive officers as a group            80,000
     All non-executive directors as a group               10,800
     All other employees as a group                      150,000

     The plan may be amended by the approval of the board of directors, but certain amendments adversely affecting the rights of a participant under any existing option grant may not be made without obtaining the participant's written consent, and amendments increasing the number of shares of common stock which may be granted under the plan may not be made without obtaining shareholder approval.

     The exercise price for options granted under the plan may be no less than 100% of the fair market value of the common stock on the date of grant of the option
(or 110% in the case of ISOs granted to participants who are 10% shareholders of the Corporation). Options will be exercisable during the period specified in each award agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the compensation committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to 10% shareholders of the Corporation). The last sale price of the common stock as reported to the Corporation was $18.00 on February
28, 2000.

     The federal income tax consequences of
nonqualified stock options and ISOs granted under the plan are generally as follows:

     Nonqualified Stock Options. The grant of a nonqualified option will have no federal income tax consequences to the Corporation or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Corporation will ordinarily be entitled to a deduction for such amount.

     The holders of shares acquired upon exercise of a nonqualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

     ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price at the date of exercise, however, is an item of "tax preference" for purposes of computing the alternative minimum tax on individuals.
If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to the Corporation for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.

     If, however, the participant disposes of his or her shares within the holding periods described above,
(i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the amount realized from such sale of exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange or shares over the option price; (ii) the Corporation will be entitled to a deduction from such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case many be, in an amount equal to the difference between the amount realized upon such sale or exchange of shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

     The Board of Directors recommends a vote FOR approval of the 2000 Stock Incentive Plan. The Plan will be approved if it receives a majority of the votes cast.

                EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Corporation's Chief Executive Officer and the Corporation's other executive officers whose annual compensation exceeded $100,000, for any of the three years ended December 31, 1999:

                                                     Long-Term
                       Annual Compensation          Compensation
Name and Principal                         Other      Options      All Other
   Position     Year  Salary(1) Bonus(1)  Annual(2)  Granted(#)  Compensation(3)

Ronald G. Ford  1999  $230,000  $69,000   $15,300      40,000       $10,000
  Chairman and  1998  $230,000  $69,000   $12,600      60,000       $ 8,000
  CEO           1997  $180,000  $45,000   $15,950      72,000       $ 8,000

Sherry L.       1999  $150,000  $45,000   $10,700      40,000       $ 9,500
 Littlejohn     1998  $150,000  $45,000    $4,500      45,000       $ 7,538
 President and  1997  $116,000  $44,000         -      34,665       $ 6,940
 COO

(1) Includes amounts deferred by employees under the Corporation's retirement plans.
(2) Represents director fees paid. Perquisites and other personal benefits (valued on the basis of incremental cost to Corporation) did not exceed the lesser of $50,000 or 10% of the salary and bonus for any of the named executive officers.
(3) The amounts disclosed in this column for 1999 include the amounts contributed by the Corporation to the Corporation's defined contribution retirement plans.

Employment Contracts

     Mr. Ford's employment contract is for a term of three years with an automatic annual one year extension unless notice of termination is given six months before the end of the current year. This contract provides that Mr. Ford's duties, responsibilities and administrative authority, absent written agreement to the contrary, shall be as Chief Executive Officer of the Corporation and the Bank. If Mr. Ford's employment is terminated following a change in control of the Corporation for reasons other than his death, disability, normal retirement, for cause or by Mr. Ford without good reason, the contract provides that he will be paid 20 quarterly payments each equal to 25% of the average of his aggregate annual base salary for the three immediately preceding years. If any payment to Mr. Ford under the Employment Contract is subject to an excise tax under Section 4999 of the Internal Revenue
Code ("IRC"), Mr. Ford will receive additional payments so that the amount he receives equals the amount he would receive under the contract if an excise tax was not imposed.

     Mr. Ford also has a consulting agreement with the Company. Pursuant to the consulting agreement, for up to 10 years following his termination of employment other than for death or disability Mr. Ford will provide such consulting services as may be reasonably requested by the Corporation. The Corporation will pay
Mr. Ford $7,000 per month for these services and will continue to provide medical and dental benefits to him and his spouse and dependents in accordance with the most favorable practices of the Corporation as in effect from time to time that are applicable to full-time executives. Mr. Ford will also have the right to purchase for book value the automobile then being provided to him by the Corporation. Mr. Ford further agreed during the term of the agreement and two years thereafter not to compete with the Corporation, solicit employees of the Corporation to work elsewhere or solicit customers of the Corporation. Mr. Ford also agreed not to disclose confidential information of the Corporation. The agreement terminates upon the death or disability of Mr. Ford, provided the health and medical benefits continue for the entire 10 year period. The Corporation may terminate the agreement for cause (as defined), and Mr. Ford may terminate the agreement at his option. Mr. Ford's restrictive covenants will remain in effect following any termination of the agreement.

     The Corporation has entered into an individual
Management Continuity Agreement with Ms. Littlejohn.
This agreement provides severance benefits if the executive's employment is terminated within thirty-six
(36) months after a change in control or within six (6) months before a change in control if the Corporation terminates her employment in contemplation of a change in control and to avoid the agreement. For the purposes of this agreement, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange
Commission, and would include, without limitation, the acquisition of beneficial ownership of 25% of the Company's voting securities by any person or an extraordinary change in the composition of the Board of Directors. Severance benefits will not be payable if the Corporation terminates the employment for cause, if employment terminates due to the executive's death or disability, or if the executive resigns without good reason. Ms. Littlejohn may resign with "good reason" after a change in control and retain benefits if the Corporation reduces her salary or bonus, assigns duties inconsistent with her prior position, or shifts her job location more than 40 miles. The agreement is for self-renewing terms of three (3) years unless the Corporation takes action to terminate further extensions. The agreement is automatically extended for a three (3) year term from the date of a change in control. The agreement provides a severance benefit of a lump-sum payment equal to three (3) years' salary and bonus and continuation of benefits coverage for three
(3) years and provides for additional payments to make her whole, on an after-tax basis, for any excise taxes imposed by Section 4999 of the IRC.

Option Grants In Last Fiscal Year

     In 1997, the Corporation adopted a Stock
Compensation Plan. Senior officers and other key employees of the Corporation and its subsidiaries are eligible to participate in the plan. The plan permits the grant of stock awards covering up to 600,000 shares of the Corporation's common stock, less shares covered by options granted under the 1997 Directors' Stock
Option Plan. Under the plan, a committee consisting of non-employee directors may award incentive or nonqualified stock options, restricted stock, performance shares or other stock based awards.

     The following table provides information on options granted in 1999 to the executives listed in the Summary Compensation Table and the potential realizable value of the options.

                                                                Potential
                         % of total                             Realizable
                           Options                               Value at
                          Granted to                          Assumed Annual
                          Employees     Exercise              Rates of Stock
               Options    in Fiscal      Price    Expiration Price Appreciation
              Granted(1)    Year      (Per Share)   Date     for Option Term (2)
                                                                 5%      10%

Ronald G. Ford  40,000      17%         $20.00     08/18/09  $503,116 $1,274,994

Sherry L.
Littlejohn      40,000      17%         $20.00     08/18/09  $503,116 $1,274,994

(1) These options vest in five equal annual increments commencing one year after date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercise depend on future performance of the Corporation's Common Stock, overall stock market conditions and whether and the extent to which the options actually vest.

Aggregate Stock Option Exercises In 1999 And Year-End
Option Values

     The following table provides information on the exercise of stock options during 1999 by the executives listed in the Summary Compensation Table and the value of unexercised options at December 31, 1999.


                 Shares              Number of Securities       Value of Unexercised
                Acquired             Underlying Unexercised     in-the-Money Options
                  on       Value      Options at 12/31/99         at 12/31/99(1)
   Name         Exercise  Realized  Exercisable/Unexercisable Exercisable/Unexercisable
Ronald G. Ford    0       $ 0        88,800 / 83,200          $144,000 / $216,000

Sherry L.         0       $ 0        58,866 / 60,799          $ 69,330 / $103,995
Littlejohn


(1) Values are based on the difference between the last reported sale price of the Corporation's common stock prior to December 31, 1999 ($20.00), and the exercise prices of the options.

Committee Report on Executive Compensation

     Decisions on the compensation of the Corporation's executive officers are made by the board's compensation committee comprised of nonemployee directors. In 1999, this committee consisted of Chairman C. Ronald Dufina, Bernard Bouschor and John Miller. This committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 1999.

     Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

     Annually, the committee recommends a base wage for the Chairman and Chief Executive Officer for consideration by the entire board of directors. The committee's recommendation is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

     The base salary of the President is determined in a similar manner by the Corporation's Chairman and Chief Executive Officer and the Bank's board of directors. The base salaries of all other executive officers are established by the Corporation's Chairman and Chief Executive Officer.

     Annual Cash Incentive - To provide performance incentives and to compensate for the reduction in base salary, the strategy provides for annual cash awards that are payable if the Corporation and the Bank meet or exceed annual performance objectives established by the board of directors.

     Long-Term Incentives - To align the interests of its executive officers and senior managers with the Corporation's shareholders, the board's compensation strategy provides for a 401(k) matching contribution and equity- based compensation under the Corporation's stock compensation plan. Each of the Corporation's compensation plans has been adopted by the board of directors, and the equity-based compensation plans have been approved by the Corporation's shareholders.

     C. Ronald Dufina, Bernard A. Bouschor, John P. Miller

   INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiary bank of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiary bank. In the opinion of management, all such transactions with officers and directors and with such corporations and partnerships are made in the ordinary course of business and substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

     Mr. Hoffman is the sole shareholder of Wesley W.
Hoffman & Associates, S.C., which provides legal services to the Corporation. In 1999, the Corporation paid approximately $87,000 to Mr. Hoffman's firm for legal services.

     The Corporation leases a branch office and ATM machine from Mr. Dufina. The lease agreement is for a three year period ending February 28, 2003. The lease payments in 2000 will be approximately $20,000 and will increase after the first year based on changes in the CPI index.

     Mr. Arsenault is the owner of a consulting firm that provides financial consulting services to small business entities. In 1999, Mr. Arsenault's firm earned approximately $48,000 in consulting fees relating to services for the Corporation and its subsidiaries.

     Mr. Lindroth is the owner of the insurance agency that the Corporation uses for purchasing property, casualty and automobile insurance. In 1999, Mr.
Lindroth's agency earned less than $30,000 in commissions for insurance sold to the Corporation and its subsidiaries.

         BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of February 1, 2000, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

                       Amount and Nature
Name and Address of      of Beneficial     Approximate Percent of
  Beneficial Owner        Ownership               Class

   Ernest D. King          515,792                 7.4%
   Vides E. King
    P.O. Box 216
Naubinway, MI 49762


     The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Corporation's directors, each of the executive officers listed in the Summary
Compensation Table and by all directors and executive officers of the Corporation as a group. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.
Indicated options are exercisable within 60 days of February 1, 2000.

                            Amount and Nature of
                            Beneficial Ownership(1)     Percent of Class

Paul Arsenault                    8,187(2)                       *
Bernard A. Bouschor             259,964(3)                     3.7%
C. Ronald Dufina                 21,451(4)                       *
Ronald G. Ford                  108,688(5)                     1.5%
Stanley Gerou.                  116,717(6)                     1.7%
Michael Henricksen              141,822(7)                     2.0%
Wesley W. Hoffman                 9,580(8)                       *
Thomas G. King                   36,092(9)                       *
John Lindroth                    62,130(10)                      *
Sherry L. Littlejohn             68,659(11)                      *
John P. Miller                  117,242(12)                    1.7%
All directors and               948,341                       13.2%
executive  officers
as a group (11 persons)

* Less than 1.0%

(1)  Includes options for 1,200 shares for Messrs.
     Arsenault, Bouschor, Dufina, Gerou, Hoffman, King and Miller, 88,800 shares for Mr. Ford, 6,600 shares for Mr. Henricksen, 13,350 shares for Mr.
     Lindroth, 58,866 shares for Ms. Littlejohn and
     176,016 shares for all directors and executive officers as a group.
(2) Includes 6,679 shares held in joint tenancy with family members as to which Mr. Arsenault may be deemed to have shared voting and dispositive power.
(3)  Includes 258,456 shares held by the Sault Ste.
     Marie Tribe of Chippewa Indians as to which Mr.
     Bouschor may be deemed to share voting and dispositive power.
(4) Includes 6,676 shares held by Mr. Dufina's spouse as to which Mr. Dufina disclaims beneficial ownership.
(5) Includes 293 shares held by Mr. Ford's spouse and her children as to which Mr. Ford disclaims beneficial ownership.
(6)  Includes 93,846 shares owned jointly with Mr.
     Gerou's spouse and 2,191 shares held by a partnership as to which Mr. Gerou may be deemed to have shared voting and dispositive power.
     Includes 580 shares held by Mr. Gerou's spouse and children as to which Mr. Gerou disclaims beneficial ownership.
(7)  Includes 125,196 shares held jointly with Mr.
     Henricksen's spouse, 7,835 shares held jointly with his spouse and children and 2,191 shares held in a partnership as to which Mr. Henricksen may be deemed to have shared voting and dispositive power.
(8)  Includes 6,380 shares held jointly with Mr.
     Hoffman's spouse as to which Mr. Hoffman may be deemed to have shared voting and dispositive power.
(9)  Includes 21,363 shares held jointly with Mr.
     King's spouse and 2,794 held jointly with Mr.
     King's children as to which Mr. King may be deemed to have shared voting and dispositive power.
     Includes 10,066 shares held by Mr. King's spouse and family members as to which Mr. King disclaims beneficial ownership.
(10) Includes 39,499 shares held jointly with Mr.
     Lindroth's spouse or by Mr. Lindroth's children as to which Mr. Lindroth may be deemed to have shared voting and dispositive power.
(11) Includes 200 shares held jointly with children as to which Ms. Littlejohn may be deemed to have shared voting and dispositive power.
(12) Includes 111,318 shares held jointly with family members as to which Mr. Miller may be deemed to have shared voting and dispositive power.
     Includes 1,669 shares held by Mr. Miller's spouse as to which Mr. Miller disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on a review of Forms 3, 4 and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, except as noted below, all of such forms were filed on a timely basis by reporting persons. Messrs. Gerou and Henricksen each filed one late Form 4 with respect to one transaction. Messrs. Bouschor and Miller each filed one late Form 5 with respect to their respective stock option and deferred stock units awarded in 1999.

         SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ
Bank Stocks Index and the NASDAQ Market Index for the five year period ended December 31, 1999. The following information is based on an investment of $100, on December 31, 1994 in the Corporation's common stock, the NASDAQ Bank Stocks Index, and the NASDAQ
Market Index, with dividends reinvested. Prior to this year, there has been only limited trading in the Corporation's common stock, there have been no market makers for such shares, and the Corporation's common stock has not traded on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.


                    [Graphic Chart]






                                     1994  1995    1996    1997   1998   1999

North Country Financial Corporation  100  146.56  192.35  356.80  506.37  444.34
NASDAQ Bank Stocks Index             100  149.00  196.73  329.39  327.11  314.42
NASDAQ Market Index                  100  129.71  161.18  197.16  278.08  490.46

Source: Media General Financial Services, Richmond, Virginia.

     The Corporation's common stock is expected to commence trading on The Nasdaq Stock Market National
Market System on or about the date of the annual meeting.

   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation for the year ended December 31, 1999, have been examined by Wipfli Ullrich Bertelson LLP, independent public accountants. A representative of Wipfli Ullrich
Bertelson LLP, is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Wipfli
Ullrich Bertelson LLP has been appointed by the board of directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2000.

                 SHAREHOLDER PROPOSALS

     A shareholder proposal must be received by the Corporation no later than November 8, 2000 to be considered for inclusion in the proxy materials for the 2001 Annual Meeting of Shareholders. A shareholder proposal must be received 30 days prior to the meeting and comply with the other requirements in the Corporation's Bylaws and articles of incorporation in order to be considered at the meeting.

                     OTHER MATTERS

     The board of directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy.

     The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.

     The Annual Report of the Corporation for 1999 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting.

     THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES
AND EXCHANGE COMMISSION WILL BE PROVIDED FREE TO
SHAREHOLDERS UPON WRITTEN REQUEST.  WRITE MS. SHERRY
LITTLEJOHN, NORTH COUNTRY FINANCIAL CORPORATION, 3530
NORTH COUNTRY DRIVE, TRAVERSE CITY, MICHIGAN 49684.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS


Ronald G. Ford
Chairman and Chief Executive Officer
March 8, 2000

                                             Appendix A

          NORTH COUNTRY FINANCIAL CORPORATION
               2000 STOCK INCENTIVE PLAN



     1.  Objectives.  The North Country Financial
Corporation 2000 Stock Incentive Plan is designed to attract and retain certain selected key employees and non-employee directors whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2.  Definitions.

          (a)  "Award" shall mean the grant of a Stock
     Option to a Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          (b)  "Award Agreement" shall mean an
     agreement between North Country Financial
     Corporation and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

          (c)  "Board" shall mean the Board of
     Directors of North Country Financial Corporation.

          (d)  "Cause" shall mean termination of a
     Participant's employment with the Company for (i) any failure of the Participant to substantially perform his duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his duties, and the Participant fails to resume performance of his duties on a continuous basis within 14 days after receiving such demand, (ii) the commission by the Participant of any act of dishonesty or disloyalty involving the Company or its business, or (iii) the conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Committee, is substantially related to the employee's position with the Company or substantially impairs the Participant's ability to perform his duties with the Company.

          (e)  "Change in Control" shall mean any of
     the following:

               (i)  The acquisition by any individual,
          entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended
          (the "Exchange Act")) of beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common
          Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
          Company Voting Securities"); provided,
          however, that the following acquisitions of common stock shall not constitute a Change in
          Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section
          2(e); or

               (ii)  During any period of two
          consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

               (iii)  Consummation of a reorganization,
          merger, statutory share exchange or
          consolidation, unless, following such
          reorganization, merger, statutory share
          exchange or consolidation, (A) more than two thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the
          Outstanding Company Common Stock and
          Outstanding Company Voting Securities
          immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation,
          (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv)  Consummation of (A) a complete
          liquidation or dissolution of the Company or
          (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
          Common Stock and Outstanding Company Voting
          Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or
          Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          (f)  "Code" shall mean the Internal Revenue
     Code of 1986, as amended from time to time.

          (g)  "Committee" shall mean the Compensation
     Committee of the Board of Directors of North
     Country Financial Corporation which shall be comprised of at least two non-employee directors.

          (h) "Common Stock" shall mean the authorized and issued or unissued no par value common stock of North Country Financial Corporation.

          (i)  "Company" shall mean North Country
     Financial Corporation and/or a subsidiary including subsidiaries of subsidiaries and partnerships and other business ventures in which North Country Financial Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

          (j)  "Fair Market Value" shall mean the
     closing sale price of the Common Stock on the Nasdaq National Market as reported in the Midwest
     Edition of the Wall Street Journal for the date in question, provided that, if no sales of Common
     Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common
     Stock were made on such exchange, or, failing any such sales, such other price as the

     Committee may
     determine in conformity with pertinent law and regulations of the Treasury Department.

          (k)  "Participant" shall mean a current or
     prospective employee or non-employee director of the Company to whom an Award has been made under the Plan.

          (l)  "Plan" shall mean the North Country
     Financial Corporation 2000 Stock Incentive Plan.

          (m)  "Retirement" shall mean, in the case of
     an employee, termination of employment with the Company at the earlier of (i) after attaining age
     65 or (ii) after attaining age 55 with ten years of service with the Company or any predecessor in interest to the Company. In the case of a non-employee director, "Retirement" shall mean termination of service on the board of directors of the Company after at least three years of service on the Company's Board.

          (n)  "Stock Option" shall mean a grant of a
     right to purchase a specified number of shares of Common Stock, the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of a nonqualified stock option or an incentive stock option ("ISO"). A nonqualified stock option is an option that does not meet the criteria of an ISO. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
     Section 422 of the Code which, among other limitations, provides that the aggregate Fair
     Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed
     $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

     3.  Eligibility.  Current and prospective
employees and non-employee directors who provide services to the Company are eligible for an Award under the Plan if they hold, or will hold, positions of responsibility and if their performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

     4. Common Stock Available for Awards. Subject to adjustment as provided in Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 500,000 shares of Common
Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan.
No individual shall be eligible to receive Awards aggregating more than 50,000 shares of Common Stock reserved under the Plan in any one calendar year, subject to adjustment as provided in Section 14 hereof. North Country Financial Corporation shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

     5.  Administration.  The Plan shall be
administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which current and prospective employees and non-employee directors are Participants, to grant waivers of Award restrictions, to determine the provisions of Award Agreements and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper.

     6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7. Awards. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, vesting requirements, conditions under which acceleration of vesting will occur and achievement of specific business objectives.

     8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock
Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     10.  Amendment or Termination of the Plan.  The
Board may, at any time, amend or terminate the Plan;
provided, however, that

     (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board;
          and

     (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section
          14 hereof.

     12. Termination of Employment. If the employment of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 12, all unvested Awards shall immediately terminate and all vested but unexercised, deferred or unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award
Agreement. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

          (a)  Retirement.  When a Participant's
     employment or service terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and/or the exercisability and vesting of any Award may be accelerated.

          (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable
     Award Agreement.

          (c)  Death or Disability of a Participant.

                    (i)  In the event of a
          Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then
          (b) to a legal representative of the
          Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

                    (ii)  In the event a Participant is
          deemed by the Company to be disabled within the meaning of the Company's group long-term disability plan, or if the Company does not have such a plan, Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award

          Agreement.  Awards and rights to any
          such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                    (iii)  After the death or
          disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements and (2) accelerate any or all installments and rights.

                    (iv)  In the event of uncertainty
          as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

          (d)  No Employment Rights.  The Plan shall
     not confer upon any Participant any right with respect to continuation of employment by the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service on the Board at any time.

     13. Nonassignability. Except as provided in subsection (c) of Section 12 and this Section 13, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.
Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit
Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue, and spouses of his issue.

     14. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock
(i) reserved under the Plan, (ii) available for ISOs,
(iii) for which Awards may be granted to an individual
Participant, and (iv) covered by outstanding Awards denominated in stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market
Value and other price determinations for such Awards.
In the event of any other change affecting the Common
Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the president of the Company in writing, and shall become effective when it is received by his office.

     16.  Governing Law.  The Plan and all
determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Michigan, without giving effect to principles of conflicts of laws, and construed accordingly.

     17.  Effective and Termination Dates.  The
effective date of the Plan is February 16, 2000.  The
Plan shall terminate on February 15, 2010 subject to earlier termination by the Board pursuant to Section
11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     18.  Other Benefit and Compensation Programs.
Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                    REVOCABLE PROXY
          NORTH COUNTRY FINANCIAL CORPORATION

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald G. Ford and Sherry Littlejohn, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned's shares of Common Stock of NORTH COUNTRY FINANCIAL CORPORATION, at the Annual
Meeting of Shareholders to be held at the Grand
Traverse Resort and Spa, 100 Grand Traverse Village
Boulevard, Acme, Michigan 49610, on April 18, 2000, at
6:00 p.m., and any and all adjournments thereof:




Please be sure to sign and date this Proxy in the box
below.
Date [           ]

_________________________________________________________________________
Stockholder sign above                  Co-holder (if any) sign above

1. Election of Directors
(except as marked to the contrary below):

      For            Withhold            For All Except
     [  ]               [  ]                  [  ]

     Paul Arsenault   Bernard Bouschor   C. Ronald Dufina   Wesley W. Hoffman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. Approval of 2000 Stock Incentive Plan

      For            Against             Abstain
     [  ]              [  ]               [  ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     The Board of Directors recommends a vote "FOR" the nominees listed above and "FOR" the other proposal.

     Properly executed proxies will be voted as marked and, if not marked, will be voted "FOR" all of the nominees and "FOR" the other proposal.

                YOUR VOTE IS IMPORTANT.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at:

            Registrar and Transfer Company
                   10 Commerce Drive
            Cranford, New Jersey 07016-3572


Detach above card, sign, date and mail in postage paid envelope provided.

          NORTH COUNTRY FINANCIAL CORPORATION
               3530 North Country Drive
             Traverse City, Michigan 49684


     Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United
States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are hold jointly both owners must sign.


                  PLEASE ACT PROMPTLY
        SIGN, DATE & MAIL YOUR PROXY CARD TODAY